As filed with the Securities and Exchange Commission on June 27, 2013

Registration No. 333-178017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STANLEY BLACK & DECKER, INC.

(Exact name of registrant as specified in its charter)

CONNECTICUT	06 - 0548860
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Stanley Drive

New Britain, Connecticut 06053

(860) 225-5111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce H. Beatt, Esq.

Senior Vice President, General Counsel and Secretary

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

(860) 225-5111 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Please address a copy of all communications to:

Gregory A. Fernicola, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount Of Registration Fee(3)
Debt securities; preferred stock; common stock (together with related preferred stock purchase rights); depositary shares; warrants; stock purchase contracts; stock purchase units

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified number of the securities of each identified class of securities of Stanley Black & Decker, Inc. is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(3)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.

EXPLANATORY NOTE

Stanley Black & Decker, Inc. is amending this registration statement to remove its subsidiary, The Black & Decker Corporation, previously named herein as registrant and to remove subsidiary guarantees as a class of registered securities under this registration statement.

No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the estimated fees and expenses (other than underwriting discounts and commissions) to be incurred by the registrant in connection with the issuance and distribution of the securities registered hereby:

Securities and Exchange Commission Registration Fee	$(1)
Accounting Fees and Expenses	(2)
Legal Fees	(2)
Printing Fees	(2)
Transfer Agents and Trustees’ Fees and Expenses	(2)
Rating Agency Fees	(2)
Stock Exchange Listing Fees	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Under Rules 456(b) and 457(r) under the Securities Act of 1933, applicable SEC registration fees have been deferred and will be paid at the time of any particular offering of securities under this registration statement, and are therefore not estimable at this time.

(2)	The expenses relating to the registration of the securities will be borne by the registrant. Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of securities offered hereby will be included in the prospectus supplement applicable to such offering.

Item 15. Indemnification of Directors and Officers.

Connecticut Business Corporations Act

Sections 33-770 through 33-776 of the Connecticut Business Corporation Act (the “CBCA”) provide that a corporation in Stanley Black & Decker, Inc.’s circumstances may indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him, including attorneys’ fees, for actions brought against him in his capacity as a director or officer, when it is determined by certain disinterested parties that he acted in good faith in a manner he reasonably believed to be in the corporation’s best interest (or in the case of conduct not in his official capacity, at least not opposed to the best interests of the corporation). In any criminal action or proceeding, it also must be determined that the director or officer had no reasonable cause to believe that his conduct was unlawful. The director or officer must be indemnified when he is wholly successful on the merits or otherwise in the defense of a proceeding or in circumstances where a court determines that he is entitled to indemnification or that it is fair and reasonable that the director or officer be indemnified. In connection with shareholder derivative suits, the director or officer may not be indemnified except for reasonable expenses incurred in connection with the proceeding (and then only if it is determined that he met the relevant standard of conduct described above), subject, however, to courts’ power under Section 33-774 to order indemnification. Unless ordered by a court under Section 33-774, a corporation may not indemnify a director with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not he was acting in his official capacity.

Certificate of Incorporation and Bylaws

The Stanley Black & Decker, Inc. Certificate of Incorporation provides that no director of Stanley Black & Decker, Inc. will be personally liable to Stanley Black & Decker, Inc. or any of its shareholders for monetary damages in an amount greater than the compensation received by that director for serving Stanley Black & Decker, Inc. during the year of the violation to the extent permitted by applicable law, which permits such limitation provided that such violation must not involve a knowing and culpable violation of law, enable the director or an affiliate to receive an improper personal gain, show a lack of good faith and a conscious disregard for the director’s duty to the corporation, amount to an abdication of the director’s duty to the corporation, or create liability for an unlawful distribution. See “Description of Capital Stock—Limitation of Liability of Directors” in the prospectus that forms a part of the Registration Statement, which is incorporated herein by reference.

Our bylaws also provide for the indemnification of directors and officers to the extent permitted by applicable law.

Directors & Officers Insurance

Stanley Black & Decker, Inc. has purchased insurance providing officers and directors of Stanley Black & Decker, Inc. (and their heirs and other legal representatives) coverage against certain liabilities arising from any negligent act, error, omission or breach of duty claimed against them solely by reason of their being such officers and directors, and providing coverage for Stanley Black & Decker, Inc. against its obligation to provide indemnification as required by the above-described statute.

Item 16. Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits and are incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, (A) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (B) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut on June 27, 2013.

STANLEY BLACK & DECKER, INC.

By:	/s/ BRUCE H. BEATT
Name:	Bruce H. Beatt
Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 27, 2013.

Signature	Title

*	Chief Executive Officer and Chairman of the Board of Directors
John F. Lundgren	(Principal Executive Officer)

*	Senior Vice President and Chief Financial Officer
Donald Allan Jr.	(Principal Financial Officer)

/s/ JOCELYN S. BELISLE	Chief Accounting Officer
Jocelyn S. Belisle	(Principal Accounting Officer)

*
George W. Buckley	Director

*	Director
Patrick D. Campbell

*	Director
Carlos M. Cardoso

*	Director
Robert B. Coutts

*	Director
Benjamin H. Griswold, IV

*	Director
Anthony Luiso

*	Director
Marianne Miller Parrs

*	Director
Robert L. Ryan

*By:	/s/ BRUCE H. BEATT
Bruce H. Beatt Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement for debt securities to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

1.2	Form of Underwriting Agreement for preferred stock to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

1.3	Form of Underwriting Agreement for common stock to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

3.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q filed on May 13, 2010).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(ii) to the Company’s Quarterly Report on Form 10-Q filed on May 13, 2010).

3.3	Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(iii) to the Company’s Quarterly Report on Form 10-Q filed on May 13, 2010).

3.4	Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated November 9, 2010).

3.5	Certificate of Amendment to the Restated Certificate of Incorporation dated April 17, 2012 (incorporated by reference to Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q filed on May 2, 2012).

3.6	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated April 16, 2013).

3.7	Form of Certificate of Amendment with respect to any preferred stock issued hereunder to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

4.1	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 dated November 6, 2003).

4.2 (a)	Indenture, dated as of June 26, 1998, by and among Black & Decker Holdings Inc., as Issuer, The Black & Decker Corporation, as Guarantor, and The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4.9 to the Company’s Current Report on Form 8-K filed on March 12, 2010).

(b)	First Supplemental Indenture dated as of March 12, 2010, to the Indenture dated as of June 26, 1998, by and among Black & Decker Holdings, Inc., as issuer, The Black & Decker Corporation, as guarantor and The First National Bank of Chicago, as trustee (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on March 12, 2010).

4.3 (a)	Indenture, dated as of June 5, 2001, between The Black & Decker Corporation and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.8 to the Company’s Current Report on Form 8-K filed on March 12, 2010).

(b)	First Supplemental Indenture dated as of March 12, 2010, to the Indenture dated as of June 5, 2001, between The Black & Decker Corporation and The Bank of New York Mellon (formerly, The Bank of New York), as trustee (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on March 12, 2010).

Exhibit Number	Description of Exhibit

4.4 (a)	Senior Indenture, dated as of November 1, 2002, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor Trustee to JPMorgan Chase Bank (incorporated by reference to Exhibit 4(vi) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2002).

(b)	Second Supplemental Indenture dated as of March 12, 2010 to the Indenture dated as of November 1, 2002 between The Stanley Works and The Bank of New York Mellon Trust Company, as successor trustee to JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 12, 2010).

(c)	Third Supplemental Indenture dated as of September 3, 2010, to the Indenture dated as of November 1, 2002, among Stanley Black & Decker, Inc., The Black & Decker Corporation and The Bank of New York Mellon Trust Company, N.A., as successor trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as trustee (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 7, 2010).

(d)	Fourth Supplemental Indenture, dated as of November 22, 2011, among Stanley Black & Decker, Inc., The Black & Decker Corporation, as Guarantor, and the Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 3.40% Notes due 2021(incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 22, 2011).

(e)	Fifth Supplemental Indenture, dated as of November 6, 2012, among Stanley Black & Decker, Inc., The Black & Decker Corporation, as Guarantor, and the Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 2.90% Notes due 2022 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on November 6, 2012).

4.5(a)	Indenture, dated as of October 18, 2004, between The Black & Decker Corporation and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.7 to the Company’s Current Report on Form 8-K filed on March 12, 2010).

(b)	First Supplemental Indenture dated as of March 12, 2010, to the Indenture dated as of October 18, 2004 between The Black & Decker Corporation and The Bank of New York Mellon (formerly, The Bank of New York) as trustee (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on March 12, 2010).

4.6(a)	Indenture, dated November 22, 2005, between The Stanley Works and HSBC Bank USA, National Association, as indenture trustee (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K dated November 29, 2005).

(b)	First Supplemental Indenture, dated November 22, 2005, between The Stanley Works and HSBC Bank USA, National Association, as indenture trustee (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K dated November 29, 2005).

(c)	Second Supplemental Indenture dated as of November 5, 2010, to the Indenture dated as of November 22, 2005, between Stanley Black & Decker, Inc. and HSBC Bank USA, National Association, as trustee (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K filed on November 9, 2010).

(d)	Third Supplemental Indenture dated July 25, 2012, between the Company and HSBC Bank USA, National Association, as trustee, related to the 5.75% Junior Subordinated Debentures due 2052 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on July 25, 2012).

(e)	Form of 5.75% Junior Subordinated Debentures due 2052 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated July 25, 2012).

Exhibit Number	Description of Exhibit

4.7 (a)	Indenture, dated as of November 16, 2006, between The Black & Decker Corporation and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on March 12, 2010).

(b)	First Supplemental Indenture, dated as of November 16, 2006, between The Black & Decker Corporation and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.6(a) to the Company’s Current Report on Form 8-K filed on March 12, 2010).

(c)	Second Supplemental Indenture, dated as of April 3, 2009, between The Black & Decker Corporation and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (incorporated by reference to Exhibit 4.6(b) to the Company’s Current Report on Form 8-K filed on March 12, 2010).

(d)	Third Supplemental Indenture dated as of March 12, 2010, to the Indenture dated as of November 16, 2006 between The Black & Decker Corporation, and The Bank of New York Mellon (formerly, The Bank of New York), as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 12, 2010).

4.8 (a)	Rights Agreement, dated as of January 19, 2006, between the Company and Computershare Investor Services L.L.C. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated January 19, 2006).

(b)	Amendment No. 1 dated as of December 21, 2009 to the Rights Agreement, dated as of January 19, 2006, between The Stanley Works and the Computershare Investor Services L.L.C. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated December 21, 2009).

4.9 (a)	Purchase Contract Agreement setting forth Stock Purchase Contracts and Stock Purchase Units to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

(b)	Form of 4.75% Series B Perpetual Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 9, 2010).

(c)	Form of Corporate Unit (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on November 9, 2010).

(d)	Form of Treasury Unit (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on November 9, 2010).

(f)	Form of Cash-Settled Unit (incorporated by reference to Exhibit 4.7 to the Company’s Current Report on Form 8-K filed on November 9, 2010).

(g)	Form of Unpledged Note (incorporated by reference to Exhibit 4.8 to the Company’s Current Report on Form 8-K filed on November 9, 2010).

Form of Pledged Note (incorporated by reference to Exhibit 4.9 to the Company’s Current Report on Form 8-K filed on November 9, 2010).

4.10	Form of Senior Note with respect to each particular series of Senior Note issued hereunder to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

4.11	Form of Subordinated Note with respect to each particular series of Subordinated Note issued hereunder to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

4.12	Form of Warrant Agreement to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

Exhibit Number	Description of Exhibit

4.13	Form of Warrant Certificate to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

4.14	Form of Depositary Agreement to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

4.15	Form of Depositary Receipt to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

5.1*	Opinion of Donald J. Riccitelli as to legality (Connecticut Law Opinion).

5.2*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to legality (New York Law Opinion).

5.3*	Opinion of Miles & Stockbridge P.C. as to legality (Maryland Law Opinion).

12.1*	Statement Re: Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Donald J. Riccitelli (included in Exhibit 5.1).

23.4*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

23.5*	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.3).

24.1*	Stanley Black & Decker, Inc. Power of Attorney.

24.2*	The Black & Decker Corporation Power of Attorney.

25.1*	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., Trustee under the Senior Indenture.

25.2*	Statement of Eligibility on Form T-1 of HSBC Bank USA, National Association, Trustee under the Subordinated Indenture.

*	Previously filed as an exhibit to the Registration Statement.